                                                                       Exhibit 5

                                January 25, 2002



Resource America, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Gentlemen:

         We have acted as counsel to Resource America, Inc. ("RAI") in connection with the preparation and filing by RAI of a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of options (the "Options") to purchase 1,000,000 shares of RAI Common Stock, par value $.01 per share (the "Common Stock"), issued or to be issued in connection with the Resource America 1999 Key Employee Stock Option Plan (the "Plan"), and the Common Stock underlying the Options upon exercise thereof. In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by RAI in connection with the registration of the Options and the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

         We have relied upon the written statements and certifications issued by the Department of State of the State of Delaware concerning the formation and subsistence of RAI. We are attorneys admitted to practice in the Commonwealth of Pennsylvania and are familiar with the Delaware General Corporation Law. Accordingly, the opinions set forth herein are limited to matters governed by the laws of the United States, the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law. We express no opinion with respect to matters governed by the laws of any other jurisdiction.

Resource America, Inc.
January 25, 2002
Page 2



         Based upon and subject to the foregoing, we are of the opinion that:

         1. RAI is a corporation that has been duly formed and is validly subsisting under the laws of the State of Delaware.

         2. When issued as set forth in the Registration Statement, the Options will be validly issued, fully paid and non-assessable and when issued and paid for in accordance with the terms of the Options, the Common Stock will be validly issued, fully paid and non-assessable.

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C., in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,



                                     Ledgewood Law Firm, P.C.